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                                                              Exhibit 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 21, 1997 and to all references to our Firm included in this Registration Statement.

                                                  ARTHUR ANDERSEN LLP

Greensboro, North Carolina,
  April 3, 1997.